

<ARTICLE>                     5
<LEGEND>
This  schedule   containes   summary   financial   information   extracted  from
Consolidated  Balance  Sheets  as of  September  30,  1996 and the  Consolidated
Statements  of  Operations  for the nine  months  ended  September  30,  1996 as qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                                  9-MOS
<FISCAL-YEAR-END>                              DEC-31-1996
<PERIOD-END>                                   SEP-30-1996
<CASH>                                            14,895
<SECURITIES>                                           0
<RECEIVABLES>                                    185,807
<ALLOWANCES>                                           0
<INVENTORY>                                       17,588
<CURRENT-ASSETS>                                 351,227 <F1>
<PP&E>                                            34,617
<DEPRECIATION>                                   (23,239)
<TOTAL-ASSETS>                                   563,697 <F2>
<CURRENT-LIABILITIES>                            274,969
<BONDS>                                          114,739
<PREFERRED-MANDATORY>                                100
<PREFERRED>                                            0
<COMMON>                                           4,985
<OTHER-SE>                                             0
<TOTAL-LIABILITY-AND-EQUITY>                     563,697 <F3>
<SALES>                                                0
<TOTAL-REVENUES>                                 927,191
<CGS>                                                  0
<TOTAL-COSTS>                                   (888,730)
<OTHER-EXPENSES>                                    (382)
<LOSS-PROVISION>                                       0
<INTEREST-EXPENSE>                                (7,065)
<INCOME-PRETAX>                                    6,382 <F4>
<INCOME-TAX>                                         560
<INCOME-CONTINUING>                                5,822
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                       5,822
<EPS-PRIMARY>                                        .88
<EPS-DILUTED>                                          0

<F1> Includes Equity in Construction Joint Ventures of $67,736, Unbilled Work of
     $39,736, and Other Short-Term Assets of $25,465, not currently reflected in this tag list.

<F2> Includes  investments  in and  advances  to Real Estate  Joint  Ventures of
     $156,778, Land Held for Sale or Development of $38,846, and Other Long-Term Assets of $5,468, not currently reflected in this tag list.

<F3> Includes Deferred Income Taxes and Other  Liabilities of $59,110,  Minority
     INterest of $2,916, Paid-In Surplus of $56,751, Retained Earnings of $56,291, ESOT Related Obligations of $(3,976), and Treasury Stock of $(2,188).

<F4> Includes  General,  Administrative  and Selling  Expenses  of $(24,632),  not
     currently relfected on this tag list.

